Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Mike Pici Phone (610) 251-1000 mpici@triumphgroup.com

TRIUMPH GROUP REPORTS FIRST QUARTER FISCAL 2020 RESULTS

Reports Organic Revenue Growth of 6%

Maintains Fiscal Year 2020 Guidance including Positive Free Cash Flow

BERWYN, Pa. - July 31, 2019 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its first quarter of fiscal year 2020, which ended June 30, 2019.

First Quarter Fiscal 2020

•	Net sales of $730.2 million

•	Operating income of $35.5 million with operating margin of 5%; adjusted operating income of $41.6 million with adjusted operating margin of 6%

•	Net income of $18.1 million, or $0.36 per share; adjusted net income of $22.9 million, or $0.46 per diluted share

•	Cash flow from operations of $5.0 million, and free cash flow use was ($3.1) million

Outlook for Fiscal 2020

•	Net sales guidance of between $2.8 to $2.9 billion

•	GAAP and adjusted earnings per diluted share of between $2.35 to $2.95

•	Free cash flow of between $0 to $50.0 million

“Triumph Group had a strong start to our fiscal 2020,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “During our fiscal first quarter, all three of our business segments delivered year-over-year organic growth in net sales, with our Product Support segment posting organic sales growth for the sixth consecutive quarter. Additionally, Product Support and Aerospace Structures generated strong year-over-year organic improvement in operating margin. We see significant opportunity for margin expansion in Integrated Systems over the balance of the year.”

Mr. Crowley continued, “Our first quarter cash usage represents a significant improvement over the prior year and establishes a solid start to the year. We expect to be cash flow positive in the second half of the year as the benefits of our Path to Value actions come to fruition. The Boeing 737 MAX delays are currently forecasted to impact Triumph revenue by less than 2% in the year with offsetting actions in progress. Given our solid first quarter results coupled with the enhanced level of visibility and stability we’ve instilled across our operations, we remain confident with our full-year commitments and guidance.”

Mr. Crowley concluded, “Triumph is a healthier and better performing company than it was a year ago. While we still have work to accomplish, we’re confident that we are well positioned to deliver predictable results and increased shareholder value.”

First Quarter Fiscal Year 2020 Overview

After accounting for divestitures, sales for the first quarter of fiscal 2020 were up 5.8% organically from the comparable prior year period. Growth was driven by increased volumes on engine and military rotorcraft components, aftermarket accessory services, and continuing structures programs and new engineering services.

First quarter operating income of $35.5 million included a $3.1 million adjustment for loss on previous divestitures and $3.0 million of restructuring costs. Net income for the first quarter of fiscal year 2020 was $18.1 million, or $0.36 per share. On an adjusted basis, net income was $22.9 million, or $0.46 per diluted share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Income from Continuing Operations - GAAP	$22.9	$18.1	$0.36

Loss on divestitures	3.1	2.5	0.05
Transformation related costs:
Restructuring costs (cash)	3.0	2.3	0.05

Adjusted Income from Continuing Operations - non-GAAP	$29.0	$22.9	$0.46

The number of shares used in computing diluted earnings per share for the first quarter of 2020 was 50.3 million.

Backlog was $3.7 billion and increased 1% organically compared to the prior year period and is flat on a sequential basis. This reflects growth in Integrated Systems partially offset by sunsetting legacy Aerospace Structures programs.

For the three-months ended June 30, 2019, cash flow from operations was $5.0 million, reflecting continued investment in ramping programs and liquidation of approximately $20.0 million in prior period advances against current period deliveries.

Outlook

Based on anticipated aircraft production rates and including the impacts of pending program transfers, the Company continues to expect that net sales for fiscal year 2020 will be approximately $2.8 to $2.9 billion.

The Company expects fiscal year 2020 earnings per share to be $2.35 to $2.95, per diluted share.

The Company expects fiscal year 2020 cash provided from operations of $50.0 to $110.0 million, and free cash flow of $0 to $50.0 million.

The Company’s current outlook reflects adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, July 31st at 8:30 a.m. (ET) to discuss the first quarter fiscal year 2020 results. The conference call will be available live and archived on the Company’s website at
http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, which presentation has been posted on the Company’s website at
http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from July 31st to August 8th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #4958108.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended
	June 30,
CONDENSED STATEMENTS OF INCOME	2019	2018

Net sales	$730,231	$832,900

Cost of sales (excluding depreciation shown below)	582,233	770,214
Selling, general & administrative expenses	62,337	81,656
Depreciation & amortization expense	44,050	38,812
Restructuring expenses	2,964	4,047
Loss on divestitures	3,136	4,719
Operating income (loss)	35,511	(66,548)

Interest expense and other	27,491	25,493
Non-service defined benefit income	(14,875)	(16,538)
Income tax expense	4,807	1,031

Net income (loss)	$18,088	$(76,534)

Earnings per share - basic:

Net income (loss)	$0.36	$(1.54)

Weighted average common shares outstanding - basic	49,854	49,552

Earnings per share - diluted:

Net income (loss)	$0.36	$(1.54)

Weighted average common shares outstanding - diluted	50,295	49,552

Dividends declared and paid per common share	$0.04	$0.04

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	June 30,	March 31,
	2019	2019
Assets
Cash and cash equivalents	$28,927	$92,807
Accounts receivable, net	331,509	373,590
Contract assets	323,869	326,667
Inventory, net	470,448	413,560
Prepaid and other current assets	23,907	34,446
Current assets	1,178,660	1,241,070

Property and equipment, net	515,212	543,710
Goodwill	581,631	583,225
Intangible assets, net	418,494	430,954
Other, net	129,269	55,615

Total assets	$2,823,266	$2,854,574

Liabilities & Stockholders' Deficit
Current portion of long-term debt	$8,150	$8,201
Accounts payable	426,587	433,783
Contract liabilities	309,985	293,719
Accrued expenses	225,666	239,572
Current liabilities	970,388	975,275

Long-term debt, less current portion	1,427,419	1,480,620
Accrued pension and post-retirement benefits, noncurrent	522,916	540,479
Deferred income taxes, noncurrent	10,989	6,964
Other noncurrent liabilities	449,473	424,549

Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	52	52
Capital in excess of par value	859,280	867,545
Treasury stock, at cost, 2,455,767 and 2,573,652 shares	(149,767)	(159,154)
Accumulated other comprehensive loss	(489,277)	(487,684)
Accumulated deficit	(778,207)	(794,072)
Total stockholders' deficit	(557,919)	(573,313)

Total liabilities and stockholders' deficit	$2,823,266	$2,854,574

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

CASH FLOWS	Three Months Ended June 30,
	2019	2018

Operating Activities
Net income (loss)	$18,088	$(76,534)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation & amortization	44,050	38,812
Amortization of acquired contract liabilities	(16,939)	(17,234)
Loss on divestitures & assets held for sale	3,136	4,719
Other amortization included in interest expense	1,958	1,887
Provision for (recovery of) doubtful accounts receivable	671	(14)
Employee stock compensation	2,426	2,462
Changes in assets and liabilities, excluding the effects of acquisitions/divestitures:
Trade and other receivables	41,247	27,598
Contract assets	2,767	(23,221)
Inventories	(56,623)	(30,833)
Prepaid expenses and other current assets	12,721	3,898
Accounts payable, accrued expenses and contract liabilities	(32,119)	23,341
Accrued pension and other postretirement benefits	(15,792)	(18,691)
Other	(573)	(1,904)
Net cash provided by (used in) operating activities	5,018	(65,714)
Investing Activities
Capital expenditures	(8,090)	(12,200)
Proceeds from sale of assets	(2,570)	664
Net cash used in investing activities	(10,660)	(11,536)
Financing Activities
Net increase in revolving credit facility	(30,000)	113,186
Proceeds from issuance of long-term debt and capital leases	5,600	19,046
Repayment of debt and capital lease obligations	(30,572)	(53,762)
Payment of deferred financing costs	(104)	(64)
Dividends paid	(1,998)	(1,988)
Repurchase of restricted shares for minimum tax obligation	(1,043)	(532)
Net cash (used in) provided by financing activities	(58,117)	75,886
Effect of exchange rate changes on cash	(121)	(1,400)
Net change in cash	(63,880)	(2,764)
Cash and equivalents at beginning of period	92,807	35,819
Cash and equivalents at end of period	$28,927	$33,055

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended
	June 30,
	2019	2018
Net sales:
Integrated Systems	$252,226	$241,039
Aerospace Structures	419,178	532,387
Product Support	61,756	66,215
Elimination of inter-segment sales	(2,929)	(6,741)
	$730,231	$832,900

Operating income (loss):
Integrated Systems	$34,772	$35,409
Aerospace Structures	12,283	(79,587)
Product Support	9,276	7,669
Corporate	(18,394)	(27,577)
Share-based compensation expense	(2,426)	(2,462)
	$35,511	$(66,548)

Operating Margin %
Integrated Systems	13.8%	14.7%
Aerospace Structures	2.9%	(14.9)%
Product Support	15.0%	11.6%
Consolidated	4.9%	(8.0)%

Depreciation and amortization:
Integrated Systems	$7,067	$7,555
Aerospace Structures	35,059	28,920
Product Support	1,090	1,670
Corporate	834	667
	$44,050	$38,812

Amortization of acquired contract liabilities:
Integrated Systems	$(8,125)	$(8,849)
Aerospace Structures	(8,814)	(8,385)
	$(16,939)	$(17,234)

Capital expenditures:
Integrated Systems	$2,851	$1,609
Aerospace Structures	3,973	10,138
Product Support	1,033	348
Corporate	233	105
	$8,090	$12,200

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with the Securities and Exchange Commission (“SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. Adjusted EBITDAP is Adjusted EBITDA less pension & other post-retirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated basis and Adjusted EBITDAP on an operating segment basis in our earnings releases, investor conference calls, and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measures, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosures of Adjusted EBITDA and Adjusted EBITDAP help investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended
	June 30,
	2019	2018
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):
Net Income (Loss)	$18,088	$(76,534)

Add-back:
Income tax expense	4,807	1,031
Interest expense and other	27,491	25,493
Loss on divestitures	3,136	4,719
Adoption of ASU 2017-07	—	87,241
Amortization of acquired contract liabilities	(16,939)	(17,234)
Depreciation and amortization	44,050	38,812

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$80,633	$63,528

Non-service defined benefit income (excluding settlements)	(14,875)	(16,538)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$65,758	$46,990

Net Sales	$730,231	$832,900

Net Income (Loss) Margin	2.5%	(9.2)%

Adjusted EBITDAP Margin	9.2%	5.8%

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2019
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Income	$18,088

Add-back:
Non-service defined benefit income	(14,875)
Income tax expense	4,807
Interest expense and other	27,491

Operating Income (Loss)	$35,511	$34,772	$12,283	$9,276	$(20,820)
Loss on divestitures	3,136	—	—	—	3,136
Amortization of acquired contract liabilities	(16,939)	(8,125)	(8,814)	—	—
Depreciation and amortization	44,050	7,067	35,059	1,090	834

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$65,758	$33,714	$38,528	$10,366	$(16,850)

Net Sales	$730,231	$252,226	$419,178	$61,756	$(2,929)

Adjusted EBITDAP Margin	9.2%	13.8%	9.4%	16.8%	n/a

	Three Months Ended June 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations*

Net Loss	$(76,534)

Add-back:
Non-service defined benefit income	(16,538)
Income Tax Expense	1,031
Interest Expense and Other	25,493

Operating (Loss) Income	$(66,548)	$35,409	$(79,587)	$7,669	$(30,039)
Loss on divestitures	4,719	—	—	—	4,719
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(17,234)	(8,849)	(8,385)	—	—
Depreciation and amortization	38,812	7,555	28,920	1,670	667

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,990	$34,115	$28,189	$9,339	$(24,653)

Net Sales	$832,900	$241,039	$532,387	$66,215	$(6,741)

Adjusted EBITDAP Margin	5.8%	14.7%	5.4%	14.1%	n/a
* Operating loss at Corporate includes share-based compensation expense.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	June 30, 2019
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$22,895	$18,088	$0.36
Adjustments:
Loss on divestitures - incurred to date	3,136	2,477	0.05
Restructuring costs - incurred to date	2,964	2,342	0.05
Adjusted Income from Continuing Operations - non-GAAP	$28,995	$22,907	$0.46

	Three Months Ended
	June 30, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(75,503)	$(76,534)	$(1.54)
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.72
Loss on divestitures	4,719	4,719	0.09
Restructuring costs (cash)	4,047	3,359	0.07
Adjusted Income from Continuing Operations - non-GAAP	$20,504	$17,018	$0.34

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, defined benefit plan gains/losses from curtailments, settlements, etc; impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended
	June 30, 2019	June 30, 2018
Operating Income - GAAP	$35,511	$(66,548)

Adjustments:
Adoption of ASU 2017-07	—	87,241
Restructuring costs (cash)	2,964	4,047
Loss on divestitures	3,136	4,719
Adjusted Operating Income - non-GAAP	$41,611	$29,459

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended
	June 30,
	2019	2018
Cash flow provided by (used in) operations	$5,018	$(65,714)
Less:
Capital expenditures	(8,090)	(12,200)
Free cash use	$(3,072)	$(77,914)

The Company provides cash flow guidance on non-GAAP basis adjusting capital expenditures from cash from operations to arrive at free cash flow. The following table reconciles cash from operations on a GAAP basis to free cash flow guidance.

FY19 Cash Flow Guidance Range
Cash flow from operations	$50,000 - $110,000
Less:
Capital expenditures	$50,000 - $60,000
Free cash flow	$0 - $50,000